Exhibit 10.45

AMENDMENT NO. 2

TO THE FIRST AMENDED AND RESTATED SHAREHOLDERS’

AGREEMENT

This is Amendment No. 2 (the “Amendment”) to the First Amended and Restated Shareholders’ Agreement dated as of September 26, 2003 and amended as of July 30, 2004 (the “Agreement”) by and among (i) AMIS Holdings, Inc., a Delaware Corporation, (ii) FP-McCartney, L.L.C., (iii) Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund LLC, (iv) Nippon Mining Holdings, Inc. (formerly known as Japan Energy Electronic Materials, Inc. and Japan Energy Corporation), and (v) Merchant Capital, Inc. This Amendment is effective at the 2006 Annual Meeting of Stockholders of AMIS Holdings, Inc.

WHEREAS, the Board of Directors of AMIS Holdings, Inc. wishes to the change the number of Directors from nine to eight;

WHEREAS, Nippon Mining Holdings, Inc. wishes to relinquish its right under the Agreement to designate a Director; and

WHEREAS, the parties to the Agreement agree to both actions;

NOW, THEREFORE, the parties hereto desire to amend the Agreement as provided herein.

1. Effective as of the date of this Amendment, Section 2.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)

The Board shall consist of not less than eight nor more than nine directors, with the decision as to whether number of directors that comprise the entire Board shall be set at eight or at nine at any given time to be made by the Board acting in accordance with the provisions of Section 2.04. Of the directors comprising the Board, three directors will be designated by FP (one of whom shall be an independent director designated by FP), three directors will be designated by the CVC Entities (one of whom shall be an independent director designated by the CVC Entities), one director will be the chief executive officer of the Company for so long as he or she is employed by the Company and one independent director will be designated by the Chief Executive Officer and the Institutional Shareholders, provided that such independent director collectively designated by the Chief Executive Officer and the Institutional Shareholders, (i) shall not be either an “Affiliate” or an “Associate” (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of the Institutional Shareholders or Japan Energy and (ii) shall be an “independent director” as such term is defined by the rules of the securities exchange or quotation system on which the Common Stock is traded). If Board sets the number of directors that comprise the entire

Board at nine directors, then the additional director shall be designated by a majority vote of the Board acting in accordance with Section 2.04 and shall be an independent director. If the number of directors that comprise the entire Board is increased in accordance with Section 2.04 to a total of more than nine directors, the number of directors added to the Board (the “Additional Directors”) must be a multiple of two, and for every two Additional Directors, FP shall be permitted to designate one such Additional Director and the CVC Entities shall be permitted to designate one such Additional Director.

2. Effective as of the date of this Amendment, Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c)	The right of each Institutional Shareholder to designate three or more members of the Board pursuant to this Article 2 shall be (i) reduced to the right to designate only one member of the Board as such time as the Aggregate Ownership of Common Shares by such Institutional Shareholder divided by the Aggregate Ownership of Common Shares by all Shareholders is less than 10% and (ii) terminate at such time as the Aggregate Ownership of Common Shares by such Institutional Shareholder divided by the Aggregate Ownership of Common Shares by all Shareholders is less than 5%. Should an Institutional Shareholder or the Chief Executive Officer and the Institutional Shareholders together decline for any period of time to designate one or more of the directors that they have a right to designate in accordance with this Agreement, then the director(s) not so designated by them during such period of time shall be designated by a majority vote of the Board acting in accordance with Section 2.04 and shall be an independent director. The obligations imposed on the Shareholders to give effect to the rights to designate directors set forth in Section 2.01 shall terminate as to any Person when such Person’s right to designate a director is terminated.

3. Effective as of the date of this Amendment, Section 2.04(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)	A quorum of the Board shall consist of a majority of the total number of directors, which majority shall include a majority of the designees of FP and a majority of the designees of the CVC Entities, provided that if an Institutional Shareholder has not designated its independent director pursuant to Section 2.01(a) such majority shall include at least one of the designees of such Institutional Shareholder and, provided further that the Institutional Shareholders together shall have the right at any time to increase the number of directors necessary to constitute such quorum.

4. Effective as of the date of this Amendment, the introductory paragraph of Section 2.04(d) of the Agreement is hereby deleted in its entirety and replaced with the following (with subsections (i) through (x) of Section 2.04(d) remaining unchanged):

(d)	No action by the Company (including but not limited to any action by the Board or any committee thereof) shall be taken after the date hereof with respect to any of the following matters without the affirmative approval of the Board, including the affirmative approval of the majority of the designees of each of the Institutional Shareholders (provided that if an Institutional Shareholder has not designated its independent director pursuant to Section 2.01(a), the affirmative approval of at least one of the designees of such Institutional Shareholder shall be required):

5. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

6. All references in the Agreement to “as of the date hereof”, “the date of this Agreement” and other similar phrases shall be deemed to be as of September 26, 2003 and shall not be deemed to be as of the date of this Amendment.

7. Except as expressly amended herein, all other provisions of the Agreement shall remain in full force and effect.

8. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

9. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMIS HOLDINGS, INC.

By:
Name:	Christine King
Title:	Chief Executive Officer

FP-MCCARTNEY, L.L.C.

By:
Name:
Title:

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By:	CVC Partners LLC, as general partner

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By:
Name:	Paul C. Schorr IV
Title:	Managing Partner

CVC/SSB EMPLOYEE FUND, L.P.

By:	CVC Partners LLC, as general partner

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By:
Name:	Paul C. Schorr IV
Title:	Managing Partner

CVC EXECUTIVE FUND LLC

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By:
Name:	Paul C. Schorr IV
Title:	Managing Partner

NIPPON MINING HOLDINGS, INC.

By:
Name:
Title:

MERCHANT CAPITAL, INC.

By:
Name:
Title:

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